    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2001

                      Registration Statement No. 333-67042

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              06-1118515
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               48 MONROE TURNPIKE
                          TRUMBULL, CONNECTICUT 06611
         -------------------------------------------------------------
                    (Address of Principal Executive Offices)


                   DANIEL N. GREGOIRE STOCK OPTION AGREEMENT
         -------------------------------------------------------------
                           (Full Title of the Plans)

                                KURT B. THOMPSON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                          TRUMBULL, CONNECTICUT 06611
         -------------------------------------------------------------
                    (Name and address of Agent for Service)

                                 (203) 459-6000
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

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                                Explanatory Note


     On August 7, 2001, Oxford Health Plans, Inc. filed a Registration Statement on Form S-8, File No. 333-67042, for the registration of 125,000 shares of Oxford Common Stock, par value $.01 per share, issuable upon the exercise of options granted under the Daniel N. Gregoire Stock Option Agreement; plus, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. This post-effective amendment is being filed to correct a typographical error in Exhibit 15 and a typographical error and the date of the report referenced in Exhibit 23(a).
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                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                   * * * * *

ITEM 8.  EXHIBITS.


     15 Letter by Ernst & Young LLP regarding unaudited consolidated interim financial statements (filed herewith)

     23(a) Consent of Ernst & Young LLP (filed herewith)

                                   * * * * *
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 16th day of August, 2001.

                                        OXFORD HEALTH PLANS, INC.


                                        By: /s/ NORMAN C. PAYSON, M.D.
                                           ------------------------------------
                                                  Norman C. Payson, M.D.
                                           Chairman and Chief Executive Officer





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